Exhibit 10.6(b)

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of June 7, 2016 (the “First Amendment Effective Date”) by and among e.l.f. Cosmetics, Inc. (formerly known as J.A. Cosmetics US, Inc.), a Delaware corporation (“e.l.f. Cosmetics”), JA 139 Fulton Street Corp., a New York corporation (“JA 139 Fulton”), JA 741 Retail Corp., a New York corporation (“JA 741 Retail”), JA Cosmetics Retail, Inc., a New York corporation (“JA Cosmetics Retail”), J.A. RF, LLC, a Delaware limited liability company (“JA RF”), and J.A. Cherry Hill, LLC, a Delaware limited liability company (“JA Cherry Hill”; collectively with e.l.f. Cosmetics, JA 139 Fulton JA 741 Retail, JA Cosmetics Retail and JA RF, the “Borrowers”), e.l.f. Beauty, Inc. (formerly known as J.A. Cosmetics Holdings, Inc.), a Delaware corporation (“e.l.f. Beauty”), the other Persons party hereto that are designated as a “Loan Party” on the signature pages hereof, Bank of Montreal, a Canadian chartered bank acting through its Chicago branch (in its individual capacity, “BMO”), as Administrative Agent, an L/C Issuer and as a Lender, and the other Lenders signatory hereto.

W I T N E S S E T H:

WHEREAS, Borrowers, the other Loan Parties, BMO, as Administrative Agent, an L/C Issuer and as a Lender, and the other Lenders from time to time party thereto are parties to that certain Credit Agreement dated as of January 31, 2014 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the Loan Parties have requested, among other things, (a) that the applicable Lenders (i) increase the aggregate principal amount of the Revolving Credit Facility by $5,000,000 and (ii) make additional Term Loans in the aggregate principal amount of $64,000,000 and (b) that the Lenders amend certain provisions of the Credit Agreement, and, subject to the satisfaction of the conditions set forth herein, the Administrative Agent and the Lenders signatory hereto are willing to do so, on the terms set forth herein;

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Credit Agreement.

2. Amendments to Credit Agreement. Upon satisfaction of the conditions set forth in Section 3 hereof, the Credit Agreement is hereby amended as follows:

(a) Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by, as applicable (i) adding the following defined terms and the definitions therefor in appropriate alphabetical order and (ii) restating the applicable defined terms and the definitions therefor in appropriate alphabetical order:

“Applicable Percentage” means (a) in respect of the Revolving Credit Facility, with respect to any Revolving Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Credit Facility, represented by the amount of the

Revolving Credit Commitment of such Revolving Lender at such time; provided that if the Aggregate Revolving Credit Commitments have been terminated at such time, then the Applicable Percentage of each Revolving Lender shall be the Applicable Percentage of such Revolving Lender immediately prior to such termination and after giving effect to any subsequent assignments, and (b) in respect of the Term Loan Facility, with respect to any Term Lender at any time, the percentage (carried out to the ninth decimal place) of the Term Loan Facility represented by (i) on or prior to the Closing Date, such Term Lender’s Term Loan Commitment at such time, (ii) thereafter but prior to the First Amendment Effective Date, the Outstanding Amount of such Term Lender’s Term Loans at such time, (iii) on the First Amendment Effective Date, the sum of (1) the Outstanding Amount of such Term Lender’s Closing Date Term Loans at such time plus (2) such Term Lender’s First Amendment Term Loan Commitment at such time and (iv) thereafter, the Outstanding Amount of such Term Lender’s Term Loans at such time. The initial Applicable Percentage of each Lender with respect to each Facility is set forth opposite the name of such Lender on Schedule 2.01 (or, solely with respect to the First Amendment Term Loans, opposite the name of such Lender on Schedule 2(c) to the First Amendment) or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Closing Date Term Loan” has the meaning specified in Section 2.01(b)(i).

“Closing Date Term Loan Commitment” means, as to each Term Lender, its obligation to make Closing Date Term Loans to Borrowers on the Closing Date pursuant to Section 2.01(b) in an aggregate original principal amount equal to the amount set forth opposite such Term Lender’s name on Schedule 2.01.

“First Amendment Dividend” means the declaration and making of a cash dividend payment on account of the Equity Interests of Holdings to its shareholders within ten (10) Business Days following the First Amendment Effective Date in a net amount (after giving effect to any repayment to Holdings of any outstanding loans owing from direct or indirect holders of Equity Interests of Holdings) of approximately, and not to exceed, $68,000,000 in the aggregate.

“First Amendment Effective Date” means June 7, 2016.

“First Amendment Term Lenders” means those Term Lenders with First Amendment Term Loan Commitments and, after the First Amendment Term Loans are made, those Term Lenders holding First Amendment Term Loans.

“First Amendment Term Loan” has the meaning specified in Section 2.01(b)(ii).

“First Amendment Term Loan Commitment” means, as to each Term Lender, its obligation to make First Amendment Term Loans to Borrowers on the First Amendment Effective Date pursuant to Section 2.01(b) in an aggregate original principal amount equal to the amount set forth opposite such Term Lender’s name on Schedule 2(c) to the First Amendment under the heading “First Amendment Term Loan Commitments”.

2

“First Amendment to Credit Agreement” shall mean that certain First Amendment to Credit Agreement, dated as of the First Amendment Effective Date, by and among the Borrowers, the Guarantors party thereto, the Administrative Agent and the Lenders party thereto.

“Intercreditor Agreement” means that certain subordination agreement among Administrative Agent, U.S. Bank National Association, as collateral agent for the holders of Subordinated Indebtedness, the holders of Subordinated Indebtedness and the Loan Parties dated as of the date hereof and in form and substance reasonably acceptable to Administrative Agent and as amended as of the First Amendment Effective Date and as may be further amended in accordance with the terms thereof.

“Revolving Credit Facility” means the facility described in Sections 2.01(a), 2.03 and 2.04 providing for Revolving Loans, Letters of Credit and Swing Line Loans to or for the benefit of Borrowers by the Revolving Lenders, L/C Issuer and Swing Line Lender, as the case may be, in the maximum aggregate principal amount at any time outstanding of $25,000,000 as adjusted from time to time pursuant to the terms of this Agreement.

“Second Amendment to Subordinated Loan Agreement” shall mean that certain Second Amendment to Second Lien Credit Agreement, dated as of the First Amendment Effective Date, by and among the Borrowers, the Guarantors party thereto, the Subordinated Lender Agent and the Subordinated Lenders party thereto.

“Securitization” means an existing or proposed public or private offering of securities by, or other financing facility involving, a Lender or any of its Affiliates or their respective successors and assigns, which represent an interest in, or which are collateralized, in whole or in part, by the Loans or the Commitments.

“Term Loan” means a Base Rate Loan or a Eurodollar Rate Loan made to Borrowers pursuant to Section 2.01(b) (including, without limitation, the First Amendment Term Loan) or any Increase under an incremental term facility pursuant to Section 2.18.

“Term Loan Commitments” means the Closing Date Term Loan Commitments and the First Amendment Term Loan Commitments.

“Term Loan Facility” means the facility described in Section 2.01(b), providing for Term Loans to Borrowers by the Term Lenders in an aggregate principal amount outstanding, as of the First Amendment Effective Date after giving effect to the First Amendment and the funding of the First Amendment Term Loan, of $163,750,000.

(b) Borrowers and the Lenders hereby agree that the Aggregate Revolving Credit Commitments on the date hereof is $20,000,000. Borrowers and the applicable Lenders further agree that pursuant to Section 2.18 of the Credit Agreement the Aggregate Revolving Credit Commitments shall be increased by $5,000,000 (the “First Amendment Revolving Credit Commitment Increase”) on the First Amendment Effective Date to an aggregate principal amount equal to $25,000,000. The $5,000,000 increase to the Aggregate Revolving Credit Commitments shall be allocated in accordance with the amounts set forth opposite the applicable

3

Lenders’ names on Schedule 2(c) to the First Amendment under the heading “Increase in Revolving Credit Commitment”. Each such Lender’s Revolving Credit Commitment shall be increased accordingly (or, in the case of any new Lender, shall be such amount) on the First Amendment Effective Date. Each Lender with a Revolving Credit Commitment agrees that any Revolving Loans funded on the First Amendment Effective Date shall be funded in accordance with the Applicable Percentages of such Lender after giving effect to the increase in the Aggregate Revolving Credit Commitments described in this Section 2(c). Pursuant to and in accordance with Section 2.18 of the Credit Agreement, each such Lender also agrees that any outstanding Revolving Loans and participation interests in L/C Obligations and Swing Line Loans shall be re-allocated and adjusted among each Lender with a Revolving Credit Commitment on the First Amendment Effective Date (after giving effect to this Amendment) to the extent necessary to keep the outstanding applicable Revolving Loans ratable among such Lenders in accordance with any revised Applicable Percentages, as applicable (and each such Lender shall be deemed to have assigned and/or purchased, as necessary, any such interests in order to accurately reflect such new Applicable Percentages as of the First Amendment Effective Date and the Borrower Agent hereby consents to all such assignments), and the Borrowers agree to pay any additional amounts required pursuant to Section 3.05 of the Credit Agreement resulting therefrom.

(c) Section 2.01(b) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following language therefor:

“(b) Term Loan Commitments.

(i) Subject to the terms and conditions set forth herein, each Lender with a Closing Date Term Loan Commitment severally agrees to make a Term Loan to Borrowers on the Closing Date in an amount equal to such Lender’s Closing Date Term Loan Commitment (the “Closing Date Term Loan”). The advance of such Term Loan shall be made simultaneously by the Lenders on the Closing Date in accordance with their respective Applicable Percentages of the Term Loan Facility (as such terms were defined and in effect on the Closing Date). Amounts borrowed under this Section 2.01(b)(i) and repaid or prepaid may not be reborrowed. The Borrowers, the other Credit Parties, Administrative Agent and the Lenders acknowledge and agree that the Closing Date Term Loan was fully funded on the Closing Date and that the outstanding principal balance of the Closing Date Term Loan on the First Amendment Effective Date immediately prior to the effectiveness of the First Amendment is $99,750,000.

(ii) Subject to the terms and conditions set forth herein, each Lender with a First Amendment Term Loan Commitment severally agrees to make a Term Loan to Borrowers on the First Amendment Effective Date in an amount equal to such Lender’s First Amendment Term Loan Commitment. The advance of the First Amendment Term Loan shall be made simultaneously by the First Amendment Term Lenders in accordance with the amounts set forth opposite each such First Amendment Term Lender’s name on Schedule 2(c) to the First Amendment under the heading “First Amendment Term Loan Commitments” (collectively, the “First Amendment Term Loan”). Amounts borrowed under

4

this Section 2.01(b)(ii) and repaid or prepaid may not be reborrowed. The First Amendment Term Loan is not, and shall not be deemed, an Increase made pursuant to Section 2.18. The First Amendment Term Loan shall be deemed to be made in addition to the Closing Date Term Loan and not in repayment thereof and shall constitute a Term Loan for all purposes under the Credit Agreement and each other Loan Document. Without limiting the generality of the foregoing, the loans made pursuant to this subsection 2.01(b)(ii) shall (v) constitute Obligations under the Loan Documents and have all of the benefits thereof, (w) have all of the rights, remedies, privileges and protections applicable to the Term Loans under the Credit Agreement and the other Loan Documents, (x) be secured by the Liens granted to the Administrative Agent under the Security Instruments, (y) be evidenced by Term Notes (if requested by the applicable Term Lender) and (z) bear interest at rates and have all other terms otherwise applicable to the Term Loans under the Credit Agreement. Immediately after giving effect to the making of the First Amendment Term Loan pursuant to this subsection 2.01(b)(ii) on the First Amendment Effective Date, the principal amount of the Term Loans outstanding under the Credit Agreement shall be $163,750,000. All references to a “Term Loan” or the “Term Loans” contained in this Agreement, the Security Agreement and the other Loan Documents shall be deemed to include the First Amendment Term Loan, together with the Closing Date Term Loan and other Term Loans, as applicable. Each Borrower hereby (x) represents, warrants, agrees, covenants and reaffirms that, as of the First Amendment Effective Date, it has no defense, set off, claim or counterclaim against the Administrative Agent and the Lenders with regard to its Obligations in respect of the Term Loans (including, without limitation, the Closing Date Term Loan and the First Amendment Term Loan) and (y) reaffirms its obligation to repay the Term Loans (including, without limitation, the Closing Date Term Loan and the First Amendment Term Loan) in accordance with the terms and provisions of this Agreement and the other Loan Documents.”

(d) Section 2.05(a) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following language therefor:

“(a) Term Loans. Borrowers unconditionally promise to pay to Administrative Agent (i) for the account of each Term Lender with a Closing Date Term Loan the aggregate principal amount of the Closing Date Term Loan outstanding in equal installments of $656,250 (as such amount is reduced as a result of prepayments applied in accordance with the terms of this Agreement) each on the last day of each Fiscal Quarter, commencing with the Fiscal Quarter ending June 30, 2014, with the final scheduled installment of the Closing Date Term Loan in an amount equal to the entire remaining unpaid principal balance of the Closing Date Term Loan due on January 31, 2019 and (ii) for the account of each Term Lender with a First Amendment Term Loan the aggregate principal amount of the First Amendment Term Loan outstanding in equal installments of $400,000 (as such amount is reduced as a result of prepayments applied in accordance with the terms of this Agreement) each on the last day of each Fiscal Quarter ending after the First Amendment Effective Date, commencing with the Fiscal Quarter ending

5

September 30, 2016, with the final scheduled installment of the First Amendment Term Loan in an amount equal to the entire remaining unpaid principal balance of the First Amendment Term Loan due on January 31, 2019.

The outstanding unpaid principal balance and all accrued and unpaid interest on the Closing Date Term Loan and the First Amendment Term Loan shall be due and payable on the earlier of (i) the Term Loan Maturity Date, and (ii) the date of the acceleration of such Term Loans in accordance with the terms hereof.”

(e) Section 2.06(b)(iv)(A) of the Credit Agreement is hereby amended by replacing the reference to “Section 2.06(b)(vii)” therein with “Section 2.06(b)(iv)”.

(f) Section 5.15(b) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following language therefor:

“Each Loan Party and each Subsidiary is in compliance in all material respects with, and the advances of the Loans and use of the proceeds thereof will not result in a violation of, (a) the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) (the “Trading With the Enemy Act”) or any of the foreign assets control regulations administered by the United States Treasury Department, Office of Foreign Assets Control (“OFAC”) (31 C.F.R., Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) and any other enabling legislation or executive order relating thereto (which, for the avoidance of doubt, shall include, but shall not be limited to, Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (Sept. 25, 2001)) (the “Executive Order”)) by any party hereto and/or (b) the Uniting and Strengthening America by Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA PATRIOT) Act of 2001 (“USA PATRIOT Act”). None of the Loan Parties or any of their Subsidiaries is a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations. None of the Loan Parties will use any part of the proceeds of the Loans for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977.”

(g) Section 6.01(a) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following language therefor:

“(a) (x) if Holdings is required to file a Form 10-K under the Exchange Act, a copy of the Form 10-K of Holdings within 2 Business Days after the date on which Holdings files or is required to file its Form 10-K under the Exchange Act (after giving effect to any extension pursuant to Rule 12b-25 under the Exchange Act (or any successor rule)) and, unless the audit report and opinion of an Auditor (as defined below) in such Form 10-K satisfies the requirements of clauses (A)

6

and (B) of Section 6.01(a)(y) below, a report and opinion of an Auditor which satisfies such requirements, or (y) if Holdings is not required to file a Form 10-K under the Exchange Act, within 120 days after the end of each Fiscal Year (in the case of the Fiscal Year ending December 31, 2013, 150 days), a consolidated balance sheet of Holdings and its Subsidiaries (in the case of the Fiscal Year ending December 31, 2013, of J.A. Cosmetics and its Subsidiaries) as of the end of such Fiscal Year, and the related consolidated statements of income or operations, and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an accounting firm of nationally recognized standing or otherwise reasonably acceptable to the Administrative Agent, it being agreed and understood that as of the Closing Date, McGladrey LLP is acceptable to the Administrative Agent (the “Auditor”), which report and opinion shall (A) not be subject to any “going concern” qualification or other qualification or exception or any qualification or exception as to the scope of such audit (except for qualifications relating to changes in accounting principles practice reflecting changes in GAAP and required or approved by such Auditor or relating to the financial statements for the fiscal year ending immediately prior to the final stated maturity of the Loans (including, for the avoidance of doubt, any Increases) or Subordinated Indebtedness, applicable, solely because of the impending maturity of the Loans or Subordinated Indebtedness, as applicable) and (B) shall state that such financial statements fairly present in all material respects the financial condition of Holdings and its Subsidiaries as of the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP;”

(h) Section 6.01(b) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following language therefor:

“(b) (x) if Holdings is required to file a Form 10-Q under the Exchange Act, a copy of the Form 10-Q of Holdings, within 2 Business Days after the date on which Holdings files or is required to file its Form 10-Q under the Exchange Act (after giving effect to any extension pursuant to Rule 12b-25 under the Exchange Act (or any successor rule)) and, unless otherwise included in such Form 10-Q, comparative form figures for the preceding Fiscal Year or (y) if Holdings is not required to file a Form 10-Q under the Exchange Act, within 45 days after the end of each Fiscal Quarter of each Fiscal Year, commencing with the Fiscal Quarter ending March 31, 2014 (in the case of each of the Fiscal Quarters ending March 31, 2014 and June 30, 2014, 60 days), (i) unaudited consolidated balance sheet of Holdings and its Subsidiaries as of the end of such Fiscal Quarter and the related consolidated statements of income or operations and cash flows for such Fiscal Quarter and for the portion of the Fiscal Year then elapsed, setting forth in each case in comparative form figures for the preceding Fiscal Year and the financial projections for the current Fiscal Year (or, in the case of quarterly financial statements delivered with respect to the Fiscal Quarters ending March 31, 2014, June 30, 2014, September 30, 2014 and December 31, 2014, to the corresponding

7

period set forth in the financial model delivered to the Administrative Agent prior to the Closing Date) certified by a Responsible Officer of Borrower Agent to the effect that such statements fairly present in all material respects in accordance with GAAP the financial condition of Holdings and its Subsidiaries as of the dates indicated and the results of their operations for the periods indicated, subject to year-end adjustments and the absence of footnotes and (ii) a flash report of cash balances of Foreign Subsidiaries as of the last day of such Fiscal Quarter; and”

(i) Section 7.06(e) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following language therefor:

“(e) (i) only if no Event of Default shall have occurred and be continuing, both immediately before or as a result of the making of such Restricted Payment, the Loan Parties may make payments of management, consulting, monitoring, transaction and advisory fees to Sponsor or its Affiliates in accordance with the Management Agreement as in effect on the Closing Date and the payment of out-of-pocket costs and expenses, reimbursements and indemnification payments required thereunder and (ii) only if no Specified Event of Default shall have occurred and be continuing, both immediately before or as a result of the making of such Restricted Payment, the Loan Parties may make, with notice to Administrative Agent, (x) a payment in connection with the termination of the Management Agreement upon a Qualified IPO, which fee shall equal the aggregate amount of accrued and unpaid management fees (but not any Subsequent Fees (as defined therein) or similar fees) as of such date of termination any (y) to the extent paid solely with the proceeds of such Qualified IPO, a payment of any Subsequent Fee or similar fee due and payable in connection with such Qualified IPO in accordance with the Management Agreement as in effect on the Closing Date; provided, that if at any time any such fees pursuant to clauses (i) or (ii) of this Section 7.06(e) are not permitted to be paid as a result of the occurrence and continuance of an Event of Default or a Specified Event of Default, as applicable,, then (x) such amounts shall continue to accrue (plus accrued interest, if any, with respect thereto), and (y) any such amounts that have accrued but which were not permitted to be paid may be paid so long as such Event of Default or Specified Event of Default, as applicable, has been waived or cured and no other Event of Default or Specified Event of Default, as applicable, has occurred and is continuing or would immediately result therefrom (it being agreed and understood that out-of-pocket costs and expenses, reimbursements, indemnities and other similar payments may be paid during the continuance of any Event of Default or any Specified Event of Default, as applicable);”

(j) Section 7.06(m) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following language therefor:

“(m) the First Amendment Dividend;”

8

(k) Section 7.06(n) is hereby amended by deleting the “.” at the end thereof and substituting “; and” therefor.

(l) Section 7.06 of the Credit Agreement is hereby amended by adding the following clause (o) at the end thereof:

“(o) from and after the consummation of a Qualified IPO, the payment of any dividend or distribution or the consummation of any irrevocable redemption within sixty (60) days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if at the date of such declaration or notice, the dividend or redemption payment would have complied with the provisions of this Agreement and was permitted to be paid under this Agreement.”

(m) Section 7.12(a) of the Credit Agreement is hereby amended by deleting the table set forth therein in its entirety and substituting the table set forth below therefor:

Measurement Period Ending	Maximum Consolidated Total Net Leverage Ratio
June 30, 2016	6.50 to 1.00
September 30, 2016	6.50 to 1.00
December 31, 2016	6.25 to 1.00

March 31, 2017	6.00 to 1.00
June 30, 2017	5.50 to 1.00
September 30, 2017	5.50 to 1.00
December 31, 2017	5.25 to 1.00

March 31, 2018	5.25 to 1.00
June 30, 2018	5.00 to 1.00
September 30, 2018	5.00 to 1.00
December 31, 2018 and each Fiscal Quarter thereafter	4.75 to 1.00

(n) Section 7.12(b) of the Credit Agreement is hereby amended by deleting the table set forth therein in its entirety and substituting the table set forth below therefor:

Measurement Period Ending	Minimum Consolidated Interest Coverage Ratio
June 30, 2016	1.80 to 1.00
September 30, 2016	1.80 to 1.00
December 31, 2016	1.90 to 1.00

March 31, 2017	1.90 to 1.00
June 30, 2017	2.00 to 1.00
September 30, 2017	2.00 to 1.00
December 31, 2017	2.15 to 1.00

March 31, 2018	2.15 to 1.00
June 30, 2018	2.25 to 1.00
September 30, 2018	2.25 to 1.00
December 31, 2018 and each Fiscal Quarter thereafter	2.40 to 1.00

9

(o) Section 10.07 of the Credit Agreement is hereby amended by (i) replacing the “ or” immediately preceding clause (h) thereof with “, ” and (ii) inserting the following language as new clauses (i) and (j) at the end thereof, respectively:

“, (i) to rating agencies if requested or required by such agencies in connection with a rating or credit estimate relating to the Loans or Commitments hereunder or (j) to a Person that is (i) an investor or prospective investor in a Securitization that agrees that its access to information regarding the Borrower and the Loans and Commitments is solely for purposes of evaluating an investment in such Securitization and who agrees to treat such information as confidential or (ii) a trustee, collateral agent, collateral manager, servicer, noteholder, equityholder or secured party in a Securitization in connection with the administration, servicing and evaluation of, and reporting on, the assets serving as collateral for such Securitization.”

(p) Schedule 2.01 to the Credit Agreement is hereby deleted in its entirety and Schedule 2.01 attached hereto shall be substituted in lieu thereof.

(q) Exhibit D to the Credit Agreement is hereby deleted in its entirety and Exhibit D attached hereto shall be substituted in lieu thereof.

(r) Exhibit E to the Credit Agreement is hereby deleted in its entirety and Exhibit E attached hereto shall be substituted in lieu thereof.

3. Conditions. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

a. the execution and delivery of this Amendment by the Administrative Agent, the requisite Lenders, the Borrowers and each Loan Party;

b. Borrower Agent shall have delivered to Administrative Agent a certificate dated as of the First Amendment Effective Date evidencing that (1) on a Pro Forma Basis after giving effect to the Increase to the Aggregate Revolving Credit Commitments (assuming such incremental Revolving Loans are fully drawn on the First Amendment Effective Date), the First Amendment Term Loans and the First Amendment Dividend, the Consolidated Total Net Leverage Ratio of Holdings and its Subsidiaries as of the end of the Fiscal Quarter most recently ended as to which financial statements were required to be delivered pursuant to this Agreement is equal to or less than the lesser of (A) the maximum Consolidated Total Net Leverage Ratio permitted pursuant to Section 7.12(a) for the Fiscal Quarter most recently ended as to which financial statements were required to be delivered pursuant to this Agreement and (B) 4.50 to 1.00 and (2) on a Pro Forma Basis after giving effect to the Increase to the Aggregate Revolving Credit Commitments (assuming such incremental Revolving Loans are fully drawn on the First

10

Amendment Effective Date), the First Amendment Term Loans and the First Amendment Dividend, the Consolidated Senior Net Leverage Ratio of Holdings and its Subsidiaries as of the end of the Fiscal Quarter most recently ended as to which financial statements were required to be delivered pursuant to this Agreement is equal to or less than 3.60 to 1.00;

c. delivery to Administrative Agent of (i) an amendment to the Subordinated Loan Agreement executed by the Loan Parties, the Subordinated Lender Agent and the requisite Subordinated Lenders in form and substance reasonably acceptable to Administrative Agent and (ii) an amendment to the Intercreditor Agreement executed by the Loan Parties, the Subordinated Lender Agent and the Subordinated Lenders in form and substance reasonably acceptable to Administrative Agent;

d. delivery to Administrative Agent of the other documents and other items identified in the Closing Checklist, a copy of which is attached hereto as Annex A, each in form and substance reasonably satisfactory to Administrative Agent.

e. receipt by Administrative Agent, for itself and the Lenders under the Credit Agreement prior to the effectiveness of this Amendment that have delivered and released their respective executed signature pages to this Amendment on or prior to the date hereof (such Lenders, the “Consenting Lenders”), a non-refundable consent fee equal to 0.25% of the sum of (i) the aggregate principal amount of the Aggregate Revolving Credit Commitments of the Consenting Lenders as of the First Amendment Effective Date (immediately prior to giving effect to this Amendment) and (ii) the aggregate principal amount of the Term Loans of the Consenting Lenders as of the First Amendment Effective Date (immediately prior to giving effect to this Amendment), which fee shall be due and payable in full on the First Amendment Effective Date;

f. receipt by Administrative Agent, for the First Amendment Term Lenders, a non-refundable closing fee equal to 1.00% of the aggregate principal amount of the First Amendment Term Loan, which fee shall be due and payable in full on the First Amendment Effective Date;

g. receipt by Administrative Agent, for the applicable Revolving Lenders, a non-refundable closing fee equal to 1.00% of the aggregate principal amount of the First Amendment Revolving Credit Commitment Increase, which fee shall be due and payable in full on the First Amendment Effective Date;

h. the truth and accuracy of the representations and warranties contained in Section 4 hereof;

g. no Default or Event of Default exists or shall arise as a direct result of the effectiveness of this Amendment (including after giving effect to the Increase and First Amendment Term Loans contemplated hereby); and

h. all accrued costs, fees and expenses (including all reasonable and documented out-of-pocket fees, charges and disbursements of counsel to Administrative Agent) due and payable to Administrative Agent and the Arranger pursuant to this Amendment and the Credit Agreement, in each case, on or before the First Amendment Effective Date shall have been paid, to the extent set forth hereunder or otherwise invoiced with reasonable detail at least one (1) Business Day prior to the First Amendment Effective Date.

11

4. Representations and Warranties. Each Loan Party hereby represents and warrants to Administrative Agent and each Lender as follows:

a. the representations and warranties made by such Loan Party contained in the Loan Documents are true and correct in all material respects (or in all respects for such representations and warranties that are by their terms already qualified as to materiality), except to the extent such representation or warranty expressly relates to an earlier date, in which case, such representations and warranties were true and correct in all material respects (or in all respects for such representations and warranties that are by their terms already qualified as to materiality) as of such earlier date;

b. such Loan Party is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization;

c. such Loan Party has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to execute, deliver and perform its obligations under this Amendment and the Credit Agreement, as amended hereby;

d. the execution, delivery and performance by such Loan Party of this Amendment and the Credit Agreement, as amended hereby, have, in each case, been duly authorized by all necessary organizational action and (A) do not and will not (i) contravene the terms of its Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.02) (x) any Contractual Obligation to which such Person is a party or (y) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, (iii) violate any Law material to any Loan Party or Subsidiary in any material respect, except with respect to any conflict, breach, or contravention referred to in clause (A)(ii), to the extent that such conflict, breach or contravention would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (B) do not or will not require any approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person, except for (i) filings necessary to perfect Liens on the Collateral granted by the Loan Parties in favor of the Administrative Agent for the benefit of the Lender Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices, and filings which have been duly obtained, taken, given or made and are in full force and effect or (iii) if the failure to obtain the same, take such action or give such notice could reasonably be expected to result in a Material Adverse Effect;

e. this Amendment and the Credit Agreement, as amended hereby, constitutes the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws relating to or affecting the rights and remedies of creditors or by general equitable principles; and

12

f. no Default or Event of Default exists or shall arise as a direct result of the effectiveness of this Amendment.

5. No Modification. Except as expressly set forth herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Credit Agreement or any of the other Loan Documents or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, the Administrative Agent and Lenders reserve all rights, privileges and remedies under the Loan Documents. Except as amended or consented to hereby, the Credit Agreement and other Loan Documents remain unmodified and in full force and effect. All references in the Loan Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended and waived hereby.

6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute a single contract. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic means (including ..pdf or .tiff files) shall be effective as delivery of a manually executed counterpart of this Amendment.

7. Successors and Assigns. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that none of the Loan Parties may assign or transfer any of its rights or obligations under this Amendment except as permitted by the Credit Agreement.

8. Governing Law and Jurisdiction.

(a) Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT, THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN

13

ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AMENDMENT, THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AMENDMENT, THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST BORROWERS OR THEIR PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02 OF THE CREDIT AGREEMENT. NOTHING IN THIS AMENDMENT, THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(d) WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT, THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

9. Severability. The illegality or unenforceability of any provision of this Amendment or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment or any instrument or agreement required hereunder. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10. Reaffirmation. Each of the Loan Parties as debtor, grantor, pledgor, guarantor, assignor, or in other any other similar capacity in which such Loan Party grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto) and (ii) to the extent such Loan Party granted liens on or security interests in any of its property pursuant to any such Loan Document as security for or otherwise guaranteed the Borrower’s Obligations under or with respect to the Loan Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby. Each of the Loan Parties hereby consents to this Amendment and acknowledges that each of the Loan Documents remains in full force and effect and is hereby ratified and reaffirmed. The execution of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or Lenders, constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of the Obligations.

14

11. Release. In consideration of the Lenders’ and the Administrative Agent’s agreements contained in this Amendment, each Loan Party hereby irrevocably releases and forever discharge the Lenders and the Administrative Agent and their affiliates, subsidiaries, successors, assigns, directors, officers, employees, agents, consultants and attorneys (each, a “Released Person”) of and from any and all claims, suits, actions, investigations, proceedings or demands, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which such Loan Party ever had or now has against Administrative Agent, any Lender or any other Released Person which relates, directly or indirectly, to any acts or omissions of Administrative Agent, any Lender or any other Released Person relating to the Credit Agreement or any other Loan Document on or prior to the date hereof.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

15

IN WITNESS WHEREOF, each of the undersigned has executed this Amendment as of the date set forth above.

LOAN PARTIES:

e.l.f. Cosmetics, Inc. (formerly known as J.A. Cosmetics US, Inc.)

By:	/s/ John Bailey
Name:	John Bailey
Title:	President and Chief Financial Officer

JA 139 Fulton Street Corp.

By:	/s/ John Bailey
Name:	John Bailey
Title:	President and Chief Financial Officer

JA 741 Retail Corp.

By:	/s/ John Bailey
Name:	John Bailey
Title:	President and Chief Financial Officer

JA Cosmetics Retail, Inc.

By:	/s/ John Bailey
Name:	John Bailey
Title:	President and Chief Financial Officer

JA RF, LLC

By:	/s/ John Bailey
Name:	John Bailey
Title:	President and Chief Financial Officer

IN WITNESS WHEREOF, each of the undersigned has executed this Amendment as of the date set forth above.

JA Cherry Hill, LLC

By:	/s/ John Bailey
Name:	John Bailey
Title:	President and Chief Financial Officer

e.l.f. Beauty, Inc. (formerly known as J.A. Cosmetics Holdings, Inc.)

By:	/s/ John Bailey
Name:	John Bailey
Title:	President and Chief Financial Officer

IN WITNESS WHEREOF, the each of the undersigned has executed this Amendment as of the date set forth above.

ADMINISTRATIVE AGENT AND LENDERS:

BANK OF MONTREAL, as Administrative Agent and as a Lender

By:	/s/ Tara Cuprisin
Name:	Tara Cuprisin
Title:	Director

IN WITNESS WHEREOF, the each of the undersigned has executed this Amendment as of the date set forth above.

Great Lakes CLO 2012-1, LTD., as a Lender
By: BMO Asset Management Corp.,
As Asset Manager

By:	/s/ Michael P. King
Name:	Michael P. King
Title:	Director, Sr. Portfolio Manager
BMO Asset Management Corp.

Great Lakes CLO 2014-1, LTD., as a Lender
By: BMO Asset Management Corp.,
As Asset Manager

By:	/s/ Michael P. King
Name:	Michael P. King
Title:	Director, Sr. Portfolio Manager
BMO Asset Management Corp.

IN WITNESS WHEREOF, the each of the undersigned has executed this Amendment as of the date set forth above.

DC Funding Partners LLC, collateral manager for DENALI CAPITAL CLO VII, LTD., as a Lender

By:	/s/ Nicole D. Kouba
Name:	Nicole D. Kouba
Title:	Vice President

DC Funding Partners LLC, collateral manager for DENALI CAPITAL CLO X, LTD.

By:	/s/ Nicole D. Kouba
Name:	Nicole D. Kouba
Title:	Vice President

IN WITNESS WHEREOF, the each of the undersigned has executed this Amendment as of the date set forth above.

Fifth Street SLF II, Ltd., as a Lender
By: Fifth Street CLO Management LLC, its Agent

By:	/s/ Ivelin M. Dimitrov
Name:	Ivelin M. Dimitrov
Title:	Chief Investment Officer

IN WITNESS WHEREOF, the each of the undersigned has executed this Amendment as of the date set forth above.

U.S. Bank National Association, as a Lender

By:	/s/ Jason Nadler
Name:	Jason Nadler
Title:	Managing Director

IN WITNESS WHEREOF, the each of the undersigned has executed this Amendment as of the date set forth above.

BANCALLIANCE INC.
By: AP Commercial LLC, its attorney-in-fact, as a Lender

By:	/s/ John Gray
Name:	John Gray
Title:	Executive Vice President

IN WITNESS WHEREOF, the each of the undersigned Required Lenders has consented to this Amendment as of the date set forth above.

AP MA Funding LLC, as a Lender

By:	/s/ John Gray
Name:	John Gray
Title:	Executive Vice President

IN WITNESS WHEREOF, the each of the undersigned has executed this Amendment as of the date set forth above.

IA CLARINGTON FLOATING RATE INCOME FUND, as a Lender

By:	/s/ Jeffrey Sujitno
Name:	Jeffrey Sujitno
Title:	Portfolio Manager

IN WITNESS WHEREOF, the each of the undersigned has executed this Amendment as of the date set forth above.

Monroe FCM Direct Loan Fund Financing SPV LLC

By: Monroe FCM Direct Loan Fund LP, as its Designated Manager

By: Monroe FCM Direct Loan Fund LLC, its General Partner

By:	/s/ Nathan Harrell
Name:	Nathan Harrell
Title:	Vice President

IN WITNESS WHEREOF, the each of the undersigned has executed this Amendment as of the date set forth above.

Monroe Capital CLO 2014-1, Ltd.

By: Monroe Capital Management LLC, as Asset Manager and Attorney-in-fact

By:	/s/ Nathan Harrell
Name:	Nathan Harrell
Title:	Vice President

IN WITNESS WHEREOF, the each of the undersigned has executed this Amendment as of the date set forth above.

AIB Debt Management, Limited, as a Lender

By:	/s/ Donna Cleary
Name:	Donna Cleary
Title:	Vice President, Investment Advisor

By:	/s/ Kate Zhuk
Name:	Kate Zhuk
Title:	Assistant Vice President, Investment Advisor

IN WITNESS WHEREOF, the each of the undersigned has executed this Amendment as of the date set forth above.

Wells Fargo Bank, N.A., as a Lender

By:	/s/ Maribelle Villaseñor
Name:	Maribelle Villaseñor
Title:	Vice President

IN WITNESS WHEREOF, the each of the undersigned has executed this Amendment as of the date set forth above.

Compass Bank, as a Lender

By:	/s/ Natalie Yates
Name:	Natalie Yates
Title:	Vice President

IN WITNESS WHEREOF, the each of the undersigned has executed this Amendment as of the date set forth above.

Ally Bank, as a Lender

By:	/s/ Tom Magraw
Name:	Tom Magraw
Title:	Authorized Signatory

IN WITNESS WHEREOF, the each of the undersigned has executed this Amendment as of the date set forth above.

Crescent Direct Lending Fund L.P.,
as a Lender

By: Crescent Direct Lending, LLC, its General Partner

By:	/s/ Michael Rogers
Name:	Michael Rogers
Title:	Managing Director

By:	/s/ Gia Heimlich
Name:	Gia Heimlich
Title:	Vice President

IN WITNESS WHEREOF, the each of the undersigned has executed this Amendment as of the date set forth above.

JFIN MM CLO 2014 LTD.

By: Apex Credit Partners LLC, as Portfolio Manager

By:	/s/ Steve Goetschius
Name:	Steve Goetschius
Title:	Managing Director

JFIN FUND III LLC

By: Jefferies Finance LLC, as Collateral Manager

By:	/s/ J. Paul McDonnell
Name:	J. Paul McDonnell
Title:	Managing Director

EXHIBIT A

Search Jurisdictions

Debtor	Jurisdiction
JA RF, LLC	DE SOS
JA Cherry Hill, LLC	DE SOS
e.l.f. Beauty, Inc.	DE SOS
e.l.f. Cosmetics, Inc.	DE SOS
JA Cosmetics Retail, Inc.	NY SOS
JA 741 Retail Corp.	NY SOS
JA 139 Fulton Street Corp.	NY SOS
J.A. Cosmetics Corp.	NJ SOS
9298-4442 Québec Inc.	DC Recorder of Deeds

5

Exhibit D

See attached.

EXHIBIT D

TO

CREDIT AGREEMENT

COMPLIANCE CERTIFICATE

e.l.f. Cosmetics, Inc. (formerly known as J.A. Cosmetics US, Inc.)

Date:             , 20

This certificate is given by                     , a                     , in its capacity as Borrower Agent, pursuant to Section 6.02(a) of that certain Credit Agreement dated as of January 31, 2014 among Borrower Agent, e.l.f. Beauty, Inc. (formerly known as J.A. Cosmetics Holdings, Inc.), a Delaware corporation (the “Initial Borrower”; the Initial Borrower and each Domestic Subsidiary of Initial Borrower that becomes a “Borrower” thereunder pursuant to a Joinder Agreement collectively, the “Borrowers”), the other Loan Parties from time to time party thereto, the Lenders from time to time party thereto, and Bank of Montreal, as Administrative Agent for Lenders (as such agreement may have been amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

The undersigned Responsible Officer hereby certifies to Administrative Agent and Lenders, solely as an officer of Borrower Agent and not individually, as of the date hereof, that:

(a) the financial statements delivered with this certificate in accordance with Section 6.01(a) and/or 6.01(b) of the Credit Agreement were prepared in accordance with GAAP and fairly present in all material respects the financial condition of Holdings and its Subsidiaries as of the dates indicated therein [, subject to year-end adjustments and the absence of footnotes] [note: delete bracketed text where the Compliance Certificate is delivered in conjunction with the annual audited financial statements.]

(b) I have reviewed the terms of the Credit Agreement and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and conditions of Holdings and its Subsidiaries during the accounting period covered by such financial statements;

(c) such review has not disclosed the existence as of the date hereof of a Default or an Event of Default, except as set forth in Schedule 1 hereto, which includes a description of the nature of such Default or Event of Default and what action Borrowers have taken, are undertaking and/or propose to take with respect thereto;

(d) Borrowers are in compliance with the covenants contained in Section 7.12(a) and 7.12(b) of the Credit Agreement, as demonstrated by the calculation of such covenants below, except as set forth below;

(e) subsequent to the delivery of the last Compliance Certificate submitted pursuant to the Credit Agreement, except as set forth in Schedule 2 hereto, no Loan Party has (i) obtained any U.S. Federal registration of a patent or trademark, or (ii) applied for the U.S. Federal registration of a patent or trademark;

(f) subsequent to the delivery of the last Compliance Certificate submitted pursuant to the Credit Agreement, except as set forth in Schedule 3 hereto, (i) no Subsidiary of a Loan Party has merged or consolidated with or liquidated or dissolved into a Loan Party and (ii) no Subsidiary that is not a Loan Party has merged into any other Subsidiary that is not a Loan Party;

(g) subsequent to the delivery of the last Compliance Certificate submitted pursuant to the Credit Agreement, except as set forth in Schedule 4 hereto (which shall set forth the information in reasonable detail), there has been no material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary; and

(h) attached hereto as Schedule 5 is a correct calculation of the Available Amount as of [                    ].

IN WITNESS WHEREOF, the undersigned officer has executed and delivered this certificate, solely as an officer of Borrower Agent and not individually, this      day of             ,         .

e.l.f. Cosmetics, Inc. (formerly known as J.A. Cosmetics US, Inc.)

By
Name
Title	of the Borrower Agent

CONSOLIDATED TOTAL NET LEVERAGE RATIO

(Section 7.12(a))

Consolidated Total Net Funded Debt is defined as follows:

The sum (but without duplication) of the aggregate principal amount of Indebtedness of Holdings and its Subsidiaries as of the last day of the Measurement Period, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with any Permitted Acquisition or other permitted Investment), solely to the extent consisting of (a) obligations for borrowed money, (b) obligations under Capital Leases and synthetic or other similar financing leases, (c) obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (d) direct or contingent obligations arising under letters of credit (including standby and commercial but excluding all Letters of Credit), bankers’ acceptances, bank guarantees and similar instruments, (e) obligations to pay the deferred purchase price of property or services (other than (i) accrued expenses and trade payables incurred in the Ordinary Course of Business, (ii) any working capital adjustment or any earnout obligation, deferred compensation, non-compete or similar obligations under employment agreements of such Person and (iii) any earnout obligations and other similar deferred purchase price obligations (other than obligations with respect to seller notes) solely to the extent such earnout obligations and other similar deferred purchase price obligations (other than obligations with respect to seller notes) either (x) are subordinated in right of payment to the Obligations on terms reasonably satisfactory to the Administrative Agent or (y) are payable (including with respect to principal, interest and fees) no earlier than the date that is 180 days after the Facility Termination Date), in each case, only if due and payable, (f) obligations with respect to seller notes, (g) obligations with respect to the redemption, repayment or other repurchase or payment in respect of any Disqualified Equity Interest; provided, Consolidated Total Net Funded Debt shall not include (i) obligations under Swap Contracts entered into in the Ordinary Course of Business for bona fide hedging purposes and not for speculative purposes and (ii) unsecured and non-interest bearing obligations of Holdings arising as a result of the exercise of the Seller Put Option

Less:	Unrestricted cash and Cash Equivalents of any Loan Party (other than any Net Cash Proceeds from the issuance by Holdings of any Permitted Cure Securities, or cash common equity contributions received by Holdings pursuant to Section 8.04 of the Credit Agreement) with respect to which Administrative Agent has a perfected Lien, not to exceed $10,000,000 in the aggregate; provided, that notwithstanding the foregoing, until the expiration of the time period permitted under Section 6.14 of the Credit Agreement, such cash and Cash Equivalents shall be deducted for purposes of calculating Consolidated Total Net Funded Debt regardless of whether Administrative Agent has a perfected Lien on such cash and Cash Equivalents

Consolidated Total Net Funded Debt as of the last day of the Measurement Period		$

Adjusted Consolidated EBITDA for the Measurement Period is defined as follows[1]:

Consolidated net income (or loss) for the Measurement Period of Holdings, the Borrowers, and their Subsidiaries, but excluding: (a) the income (or loss) of any Person that is not a Subsidiary, provided that consolidated net income shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash to a Borrower or Subsidiary thereof from a Person that is not a Subsidiary in respect of such period and (b) except as otherwise provided below, the income (or loss) of any Person accrued prior to the date it became a Subsidiary of a Borrower or is merged into or consolidated with Borrower or a Subsidiary of a Borrower; provided, extraordinary, non-recurring or unusual gains, losses, charges or expenses shall be excluded from the calculation of consolidated net income (or loss) (it being understood, for the avoidance of doubt, that items that are subject to a cap in other areas of the calculation of Adjusted Consolidated EBITDA shall not be permitted to be added-back on the basis of being “unusual” or “non-recurring”)		$

[1]	To include Acquired EBITDA and exclude Disposed EBITDA per the paragraph on page 10 of this certificate.

Plus (without duplication):

Any provision for taxes based on income, profits or capital, including but not limited to federal, provincial, state, franchise and similar taxes and foreign withholding taxes of such Person paid or accrued during such period (including penalties, interest, costs and expenses related to such taxes or arising from any tax examinations) deducted in the determination of consolidated net income for the Measurement Period

Interest expense (including but not limited to (i) net payments, if any, pursuant to interest rate Swap Contracts entered into for the purpose of hedging interest rate risk, (ii) bank fees, (iii) costs of surety bonds in connection with financing activities, and (iv) fees, charges, commissions, and discounts owed with respect to letters of credit or bankers acceptances) (less, interest income) deducted (or included) in the determination of consolidated net income for the Measurement Period

Amortization and depreciation (including but not limited to the amortization of deferred financing fees or costs and the amortization of original issue discount resulting from the issuance of Indebtedness at less than par and, to the extent a synthetic or other similar financing lease is Indebtedness, rental payments in connection with such leases that are expensed) deducted in the determination of consolidated net income for the Measurement Period

Losses (less gains) from asset Dispositions (other than asset Dispositions in the Ordinary Course of Business) included in the determination of consolidated net income for the Measurement Period

Non-cash expenses, charges or losses (less non-cash gains or income), including any write-offs or write-downs, including impairment charges, deducted (or included) in the determination of consolidated net income for the Measurement Period; provided that if any such amount represents an accrual or reserve for a potential cash item in any future period, the cash payment in respect thereof that is paid in a subsequent Measurement Period shall be deducted from Adjusted Consolidated EBITDA to such extent in such subsequent Measurement Period

Expenses and fees deducted in the determination of consolidated net income and incurred during the Measurement Period to consummate the Transaction, whether occurring before or within 180 days after the Closing Date or subsequently required to account for the Transaction from a GAAP perspective and in accordance with GAAP

Expenses and fees (including expenses and fees paid to Administrative Agent and Lenders and the lenders under the Subordinated Indebtedness Documents and any other Indebtedness) deducted in the determination of consolidated net income and incurred during the Measurement Period and after the Closing Date in connection with the consummation or administration of the Loan Documents and the Subordinated Indebtedness Documents or the documents governing such other Indebtedness (including in connection with any actual or proposed amendment, supplement, waiver or other modification to the Loan Documents or Subordinated Indebtedness Documents or any other Indebtedness, whether or not consummated, including, for the avoidance of doubt, the First Amendment to Credit Agreement and the Second Amendment to Subordinated Loan Agreement)

Fees and expenses incurred under the Management Agreement, and fees, expenses and indemnifications of directors, in each case permitted under the Credit Agreement and deducted in the determination of consolidated net income during the Measurement Period

Expenses deducted in the determination of consolidated net income during the Measurement Period and covered by indemnification or other reimbursement provisions, or purchase price adjustments in connection with any Permitted Acquisition or other permitted Investment (to the extent deducted from the determination of consolidated net income during the Measurement Period), in each case to the extent actually received in cash during such Measurement Period, or to the extent that Borrower Agent reasonably expects a payment in respect of the applicable indemnification or other reimbursement provision, or purchase price adjustment will be received in cash within 180 days after the date such expense is incurred (with a deduction in the applicable future period for any amount so added back to the extent not actually paid, indemnified or reimbursed in a subsequent period and added back hereto in a prior period, and such amount shall not be permitted to be added back for such subsequent period)

Expenses and fees deducted in the determination of consolidated net income during the Measurement Period and which are incurred in connection with the consummation (or attempted or proposed or anticipated consummation) of any Permitted Acquisitions or any Acquisitions which would reasonably be expected to have (if they had been consummated) satisfied the requirements of the defined term “Permitted Acquisition” but for the fact they are not consummated; provided that the add-back for all amounts attributable to all such non-consummated transactions shall not exceed $1,000,000 (or such higher amount reasonably acceptable to Administrative Agent) in any Fiscal Year

Expenses and fees deducted in the determination of consolidated net income during the Measurement Period and which are incurred in connection with any proposed or actual issuance of debt or equity, restricted payment, Investment permitted under Section 7.03(b) or (l) of the Credit Agreement or asset Dispositions (other than asset Dispositions in the Ordinary Course of Business); provided, that the add-back for all amounts attributable to all such non-consummated transactions shall not exceed $1,000,000 (or such higher amount reasonably acceptable to Administrative Agent) in any Fiscal Year

Without duplication of any other add-back set forth herein, losses, charges or expenses deducted in the determination of consolidated net income during the Measurement Period, but for which insurance or indemnity recovery is actually received in cash during the Measurement Period or to the extent that Borrower Agent reasonably expects such insurance or indemnity recovery will be received in cash within 180 days after the date such loss, charge or expense is incurred (with a deduction in the applicable future period for any amount so added back to the extent not actually indemnified or recovered in a subsequent period and added back hereto in a prior period, and such amount shall not be permitted to be added back for such subsequent period)

Without duplication of any other add-back set forth herein, expenses, charges or losses deducted in the determination of consolidated net income during the Measurement Period and reimbursed by third parties to the extent such reimbursements are actually received in cash during the Measurement Period or to the extent that Borrower Agent reasonably expects such reimbursement will be received in cash within 180 days after the date such loss, charge or expense is incurred (with a deduction in the applicable future period for any amount so added back to the extent not actually reimbursed in a subsequent period and added back hereto in a prior period, and such amount shall not be permitted to be added back for such subsequent period)

Non-cash exchange or translation losses (less non-cash gains) deducted (or included) in the determination of consolidated net income during the Measurement Period and arising from foreign currency hedging transactions or currency fluctuations

Non-cash deductions or charges (less non-cash gains or positive adjustments, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Adjusted Consolidated EBITDA in any prior Measurement Period and excluding any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase Adjusted Consolidated EBITDA in such prior period) to net income attributable to purchase accounting adjustments made in accordance with GAAP the amount of any earn out or other similar deferred purchase price obligation (other than obligations constituting salary payments pursuant to ordinary course employment agreements and salary bonuses payable thereunder) which was reserved or paid during such Measurement Period and deducted in the calculation of consolidated net income for such Measurement Period, to the extent such obligations and, if paid, the payment thereof are permitted under the Credit Agreement

(i) the amount of any deferred compensation, signing bonuses, retention and relocation costs and expenses, restructuring charges, integration costs or other business optimization expenses, costs associated with establishing new facilities, systems and distribution space or reserves, including any one-time costs incurred in connection with acquisitions, and costs related to the closure and/or consolidation of facilities, in each case, to the extent deducted in the calculation of consolidated net income for the Measurement Period (collectively, the “Restructuring Charges, Business Optimization Expenses and Reserves”), as calculated in the good faith determination of the Borrowers and as certified by the Borrower Agent’s chief financial officer, chief executive officer, controller or other comparable executive and (ii) the amount of cost savings, operating expense reductions, and synergies projected by the Borrowers in good faith to be realized as a result of specified actions taken or initiated prior to or during the 12-month period following the date thereof (which will be added to Adjusted Consolidated EBITDA as so projected until fully realized and calculated on a Pro Forma Basis as though such cost savings, operating expense reductions and synergies had been realized during such period), net of the amount of actual benefits realized during such period from such actions; provided that (x) such cost savings, operating expense reductions and synergies are reasonably identifiable and factually supportable (in the good faith determination of the Borrowers) and (y) such actions have been taken or initiated or are reasonably expected to be taken, no later than 12 months after the last day of the relevant Measurement Period (it being agreed and understood that no add-back for Restructuring Charges, Business Optimization Expenses and Reserves shall be permitted in any subsequent Measurement Period where any such action is discontinued or is no longer reasonably expected to be taken) (collectively, the “Cost Savings and Synergies”); provided, that the aggregate amount of add-backs made for the revenue synergies portion of Cost Savings and Synergies during any Measurement Period shall not exceed 10% (or such greater amount approved by Administrative Agent) of Adjusted Consolidated EBITDA on a Pro Forma Basis for that period calculated after giving pro forma effect to the inclusion of the add-backs pursuant to this clause and, without duplication, the Pro Forma Adjustments, and the add-backs pursuant to this clause shall not be duplicative of other adjustments for the same Measurement Period; provided, further, that the aggregate amount of add-backs made for Restructuring Charges, Business Optimization Expenses and Reserves and Cost Savings and Synergies during any Measurement Period, together with the aggregate Pro Forma Adjustments during such Measurement Period, shall not exceed 20% of Adjusted Consolidated EBITDA on a Pro Forma Basis for that period calculated after giving pro forma effect to the inclusion of the add-backs pursuant to this clause and, without duplication, after giving effect to the Pro Forma Adjustments as set forth below and the add-backs pursuant to this clause shall not be duplicative of other adjustments for the same Measurement Period the amount of any severance costs to the extent deducted in the calculation of consolidated net income for the Measurement Period, as calculated in the good faith determination of the Borrowers and as certified by the Borrower Agent’s chief financial officer, chief executive officer, controller or other comparable executive any costs or expense incurred by Holdings, the Borrowers or a Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of Holdings (or the Borrowers through Holdings) or Net Cash Proceeds of an issuance of Equity Interests (other than Disqualified Equity Interests) of Holdings or the Borrowers

proceeds received during such Measurement Period by Holdings and its Subsidiaries of business interruption insurance or business interruption proceeds that Borrower Agent reasonably expects will be received in cash within 180 days after the date of the business interruption event giving rise to such proceeds (with a deduction in the applicable future Measurement Period for any amount so added back to the extent not actually received in a subsequent Measurement Period and added back hereto in a prior Measurement Period, provided, that if such proceeds are actually received in a subsequent Measurement Period and previously added back in a prior Measurement Period, such amount shall not be permitted to be added back for such subsequent Measurement Period), in each case, to the extent not already included in consolidated net income payments to or on behalf of Holdings or any indirect parent company of the Borrowers for out-of-pocket legal, accounting and filing costs, director fees, expenses and indemnities and other overhead expenses incurred in the Ordinary Course of Business for the benefit of Borrowers and their Subsidiaries or otherwise related to Holdings’ or such indirect parent company’s ownership of Borrowers and their Subsidiaries, in each case, to the extent deducted in the calculation of consolidated net income

Pro Forma Adjustments (as defined in the Credit Agreement)

for purposes of compliance with the financial covenants set forth in Sections 7.12(a) and (b), the amount of any proceeds from the issuance of Permitted Cure Securities or any cash common equity contributions received in connection with an exercise of a Cure Right pursuant to Section 8.04 of the Credit Agreement in respect of such Measurement Period

Less:

Cash payments made during such Measurement Period in respect of an accrual or reserve added back to consolidated net income in the calculation of Adjusted Consolidated EBITDA in a prior Measurement Period

Adjusted Consolidated EBITDA for the Measurement Period (for use in Section 7.12(b) of the Compliance Certificate)		$

[2]	Notwithstanding the foregoing, Adjusted Consolidated EBITDA for each period set forth below shall be deemed to be the amount set forth below opposite such month (subject to Pro Forma Adjustments and as a result of acquisitions, all as set forth above):

Period	Consolidated EBITDA
Quarter ending June 30, 2013	$3,785,428
Quarter ending September 30, 2013	$8,112,504
Month ending October 31, 2013	$4,659,358
Month ending November 30, 2013	$4,780,369

Notwithstanding the foregoing there shall be included in determining Adjusted Consolidated EBITDA for any period, without duplication, (A) the Acquired EBITDA of any Person, all or substantially all of the assets of a Person, or any business unit, line of business or division of any Person acquired by the Borrowers or any Subsidiary during such period (but not the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired), to the extent not subsequently sold, transferred or otherwise disposed of by the Borrowers or such Subsidiary during such Measurement Period (each such Person, property, business or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”), based on the actual Acquired EBITDA of such Acquired Entity or Business for such Measurement Period (including the portion thereof occurring prior to such acquisition) and (B) an adjustment in respect of each Acquired Entity or Business equal to the amount of the Pro Forma Adjustment with respect to such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition), in the case of each of the foregoing clauses (A) and (B), as specified in a certificate executed by a Responsible Officer and delivered to the Administrative Agent; provided, that the aggregate amount of Pro Forma Adjustments for such period, together with the aggregate add-backs to consolidated net income made for Restructuring Charges, Business Optimization Expenses and Reserves and Cost Savings and Synergies during such period, shall not exceed 20% of Adjusted Consolidated EBITDA on a Pro Forma Basis for that period calculated after giving pro forma effect to the Pro Forma Adjustments pursuant to this clause and, without duplication, the add-backs to consolidated net income made for Restructuring Charges, Business Optimization Expenses and Reserves and Cost Savings and Synergies, and the Pro Forma Adjustments pursuant to this clause shall not be duplicative of other adjustments for the same period. There shall be excluded in determining Adjusted Consolidated EBITDA for any period the Disposed EBITDA of any Person, all or substantially all of the assets of a Person, or any business unit, line of business or division of any Person sold, transferred or otherwise disposed of, closed or classified as discontinued operations by the Borrowers or any Subsidiary during such Measurement Period (each such Person, property, business or asset so sold or disposed, a “Sold Entity or Business”), based on the actual Disposed EBITDA of such Sold Entity or Business for such Measurement Period (including the portion thereof occurring prior to such sale, transfer, disposition or conversion).

Consolidated Total Net Leverage Ratio (ratio of Consolidated Total Net Funded Debt as of the last day of the Measurement Period to Adjusted Consolidated EBITDA for the Measurement Period)	to 1.0

Maximum Permitted Consolidated Total Net Leverage Ratio for the Measurement Period	to 1.0

In Compliance	Yes/No

CONSOLIDATED INTEREST COVERAGE RATIO

(Section 7.12(b))

Interest expenses paid (or required to be paid) in cash during the Measurement Period, net of (x) interest income received in cash and (y) net payments, if any, received pursuant to interest rate obligations under any Swap Contracts with respect to Indebtedness, by Holdings and its Subsidiaries for the Measurement Period (“Total Cash Interest Expenses”)[3]	$

Adjusted Consolidated EBITDA for the Measurement Period (calculated in the manner required by Section 7.12(a) of the Compliance Certificate)	$

Consolidated Interest Coverage Ratio (Ratio of Adjusted Consolidated EBITDA to Total Cash Interest Expenses) for the Measurement Period		to 1.0

Minimum required Consolidated Interest Coverage Ratio for the Measurement Period		to 1.0

In Compliance		Yes/No

[3]	(a) For purposes of calculating the Consolidated Interest Coverage for the Measurement Periods ending March 31, 2014, June 30, 2014, September 30, 2014 and December 31, 2014, Total Cash Interest Expenses for each such Measurement Period shall be calculated by taking the amount of interest for the period from the Closing Date through the last day of the applicable Measurement Period and multiplying such amount by a fraction, the numerator of which is 365 and the denominator of which is the number of days from the Closing Date through the last day of such Measurement Period.

(b) For the avoidance of doubt, Total Cash Interest Expense shall be calculated on a Pro Forma Basis.

CALCULATION OF CONSOLIDATED SENIOR NET LEVERAGE RATIO

Consolidated Senior Net Debt is defined as follows:

Consolidated Total Net Funded Debt (calculated in Section 7.12(a) of the Compliance Certificate) as of the last day of the Measurement Period		$

Less:	the outstanding principal balance of all Subordinated Indebtedness as of the last day of the Measurement Period	$

Consolidated Senior Net Debt as of the last day of the Measurement Period		$

Adjusted Consolidated EBITDA (calculated in Section 7.12(a) of the Compliance Certificate) for the Measurement Period		$

Consolidated Senior Net Leverage Ratio (ratio of Consolidated Senior Net Debt as of the last day of the Measurement Period to Adjusted Consolidated EBITDA for the Measurement Period)			to 1.0

Exhibit E

See attached.

EXHIBIT E

TO

CREDIT AGREEMENT

EXCESS CASH FLOW CERTIFICATE

e.l.f. Cosmetics, Inc. (formerly known as J.A. Cosmetics US, Inc.)

Date:             , 20

This certificate is given by [                    ], a [                    ], in its capacity as Borrower Agent, pursuant to Section 6.02(b) of that certain Credit Agreement dated as of January 31, 2014 among Borrower Agent, e.l.f. Beauty, Inc. (formerly known as J.A. Cosmetics Holdings, Inc.), a Delaware corporation (the “Initial Borrower”; the Initial Borrower and each Domestic Subsidiary of Initial Borrower that becomes a “Borrower” thereunder pursuant to a Joinder Agreement collectively, the “Borrowers”), the other Loan Parties from time to time party thereto, the Lenders from time to time party thereto, and Bank of Montreal, as Administrative Agent for Lenders (as such agreement may have been amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

The undersigned Responsible Officer hereby certifies to Administrative Agent and Lenders, solely as an officer of Borrower Agent and not individually, as of the date hereof that:

(a)	set forth below is a correct calculation of Excess Cash Flow for the year ended December 31, 20 and a correct calculation of the required prepayment of:

$                    ; and

(b)	Schedule I attached hereto is based on the audited financial statements which have been delivered to the Administrative Agent in accordance with subsection 6.01(a) of the Credit Agreement.

[Remainder of page intentionally blank; signature page follows]

IN WITNESS WHEREOF, the undersigned officer has executed and delivered this certificate, solely as an officer of Borrower Agent and not individually, this             , 201  .

e.l.f. Cosmetics, Inc. (formerly known as J.A. Cosmetics US, Inc.), as Borrower Agent

By
Name
Title

2

Schedule I

to Excess Cash Flow Certificate

e.l.f. Cosmetics, Inc. (formerly known as J.A. Cosmetics US, Inc.)

Calculations as of             , 201

Excess Cash Flow Calculation

A.	Cash Flow

	1.	Adjusted Consolidated EBITDA for the applicable Fiscal Year (calculated in the manner set forth in the Compliance Certificate, but for the avoidance of doubt, excluding any Cure Amount included in the calculation of Adjusted Consolidated EBITDA)	$

Less, in each case, during the applicable Fiscal Year and without duplication:[1]

	2.	Unfinanced Capital Expenditures (calculated in the manner set forth in Schedule III hereto)	$

	3.	Any taxes based on income, profits or capital, including but not limited to federal, provincial, state, franchise and similar taxes and foreign withholding taxes paid during such period (including penalties, interest, costs and expenses related to such taxes or arising from any tax examination) paid in cash and deducted in the determination of net income, net of any cash tax credit or other cash tax benefits received	$

	4.	Interest expense (including but not limited to (i) net payments, if any, pursuant to interest rate Swap Contracts entered into for the purpose of hedging interest rate risk, (ii) bank fees, (iii) costs of surety bonds in connection with financing activities, and (iv) fees, charges, commissions, and discounts owed with respect to letters of credit or bankers acceptances) paid in cash, net of interest income received in cash, by Holdings and its Subsidiaries	$

	5.	The aggregate amount of amortization payments required to be made, and actually made, by Holdings and its Subsidiaries in respect of all principal on all Indebtedness	$

	6.	(i) Fees and expenses paid pursuant to the Management Agreement and (ii) directors’ fees, expenses and	$

[1]	For the avoidance of doubt, (a) the deductions set forth in items A2 through A10 shall exclude such amounts attributable to the target of a Permitted Acquisition prior to the consummation of such Acquisition and (b) any amounts included as Unfinanced Capital Expenditures shall not be included as a deduction in any other item.

3

indemnifications, in case of each of the foregoing clauses (i) and (ii), to the extent paid in cash, permitted to be paid pursuant to the Credit Agreement and added back to net income in the calculation of Adjusted Consolidated EBITDA

7.	Purchase price paid in cash in respect of all Permitted Acquisitions or Investments made in cash, in each instance permitted pursuant to Section 7.03(b), (f) or (l) of the Credit Agreement to the extent not funded with proceeds from the incurrence of Indebtedness (other than Revolving Loans), the issuance of Equity Interests (including capital contributions) or the Available Amount	$

8.	Transaction fees, costs and expenses paid in cash and incurred in connection with (i) the consummation (or attempted or proposed or anticipated consummation) of any Permitted Acquisitions or any Acquisitions which would reasonably be expected to have (if they had been consummated) satisfied the requirements of the defined term “Permitted Acquisition” but for the fact that they are not consummated and (ii) any proposed or actual issuance of debt or equity, restricted payment or other Investment permitted pursuant to Section 7.03(b) or (l), in each instance in (i) and (ii) to the extent (a) not funded with proceeds of Indebtedness (other than Revolving Loans), from the issuance of Equity Interests (including capital contributions) or the Available Amount and (b) added back to net income in the determination of Adjusted Consolidated EBITDA	$

9.	Fees and expenses (including those paid to Administrative Agent and the Lenders and the lenders under the Subordinated Indebtedness Documents and any other Indebtedness) paid in cash in connection with the consummation or administration of the Loan Documents or Subordinated Indebtedness Documents (including, but not limited to fees and expenses in connection with the Transaction) or any other Indebtedness (including in connection with any actual or proposed amendment, supplement, waiver or other modification to the Loan Documents or Subordinated Indebtedness Documents or any other Indebtedness, whether or not consummated), to the extent added back to net income in the determination of Adjusted Consolidated EBITDA, in each instance to the extent not funded with proceeds of Indebtedness (other than Revolving Loans) or from the issuance of Equity Interests (including capital contributions)	$

10.	Purchase price adjustments in connection with any Permitted Acquisition or other permitted Investment, in each case to the extent paid in cash during such Fiscal Year not funded with proceeds of Indebtedness (other than Revolving Loans) or from the issuance of Equity Interests (including capital contributions)	$

4

11.	the amount of any earn out obligation paid in cash during such Fiscal Year	$

12.	Restructuring Charges, Business Optimization Expenses and Reserves (as defined in Exhibit D to the Credit Agreement) to the extent paid in cash and added back to net income in the determination of Adjusted Consolidated EBITDA	$

13.	Cost Savings and Synergies (as defined in Exhibit D to the Credit Agreement) to the extent added back to net income in the determination of Adjusted Consolidated EBITDA	$

14.	proceeds received by Holdings and its Subsidiaries of business interruption insurance to the extent added back to net income in the determination of Adjusted Consolidated EBITDA	$

15.	Restricted Payments paid in cash and permitted by Section 7.06(c), (d) or (e) of the Credit Agreement	$

16.	Any increases in working capital of Holdings and its Subsidiaries (as calculated pursuant to Schedule II below)	$

17.	Amount of any proceeds from the issuance of Permitted Cure Securities or cash common equity contributions received in connection with an Equity Cure pursuant to Section 8.04 of the Credit Agreement, to the extent added back to net income in the determination of Adjusted Consolidated EBITDA and without duplication of amounts excluded pursuant to A.1. above	$

18.	All other add backs to Adjusted Consolidated EBITDA to the extent paid in cash and added back to net income in the determination of Adjusted Consolidated EBITDA, in each instance to the extent not funded with proceeds from the incurrence of Indebtedness (other than Revolving Loans), the issuance of Equity Interests (including capital contributions), the Available Amount, insurance proceeds, indemnity payments or other third party reimbursements	$

19.	cash losses from extraordinary, non-recurring or unusual items	$

20.	the amount paid in cash in respect of any item for which, in a prior Fiscal Year, a non-cash loss, expense, accrual or charge (other than any non-cash accrual for a potential cash item in any future period, the cash payment of which was paid in the applicable Fiscal Year) was included in determining Adjusted Consolidated EBITDA in such prior Fiscal Year	$

21.	severance costs to the extent paid in cash and added back to net income in the determination of Adjusted Consolidated EBITDA	$

5

	22.	Restricted Payments paid in cash and permitted pursuant to Section 7.06(m) to the extent not funded with the proceeds of the incurrence of Indebtedness (other than Revolving Loans), the issuance of Equity Interests (including capital contributions), the Available Amount, insurance proceeds, indemnity payments or other third party reimbursements	$

B.		Total deductions from Adjusted Consolidated EBITDA (sum of A2 through A22 above)	$

C.		Any cash gains from extraordinary items, other than any business interruption proceeds	$

D.		Any decreases in working capital of Holdings and its Subsidiaries for the applicable Fiscal Year (as calculated pursuant to Schedule II below)	$

E.		Excess Cash Flow (A1 minus B plus C plus D above)	$

F.		Applicable ECF Percentage		[50%][25%][0%][2]

G.		Gross Excess Cash Flow Prepayment Amount (result of E multiplied by F above)	$

H.		The aggregate amount of voluntary prepayments of the Term Loan (other than Discounted Voluntary Prepayments) and, to the extent accompanied by a corresponding permanent reduction in the Revolving Credit Commitment, the Revolving Credit Facility, in each case, made (i) during such Fiscal Year (other than any voluntary prepayments made during the first 120 days of such Fiscal Year to the extent such voluntary prepayments were credited in the calculation of the Excess Cash Flow prepayment for the prior Fiscal Year) or (ii) within 120 days after the end of the Fiscal Year for which such Excess Cash Flow is being calculated that are applied in the manner set forth in Section 2.06(b)(iv) of the Credit Agreement, in each case, to the extent not financed with proceeds from the incurrence of Long-term Indebtedness (other than Revolving Loans)	$

I.		Net Excess Cash Flow Prepayment Amount (G minus H above)	$

For the avoidance of doubt, for purposes of calculating Excess Cash Flow for any Fiscal Year, for each Permitted Acquisition or other Investment constituting an Acquisition permitted to be made under the Credit Agreement consummated during such Fiscal Year, the Adjusted Consolidated EBITDA of a target of any such Permitted Acquisition or Investment shall be included

[2]	Choose applicable percentage pursuant to Section 2.06(b)(i) of the Credit Agreement.

6

in such calculation only from and after the date of the consummation of such Permitted Acquisition and/or Investment and (y) for the purposes of calculating Net Working Capital, the (A) total assets of a target of such Permitted Acquisition (other than cash and Cash Equivalents), as calculated as at the date of consummation of the applicable Permitted Acquisition, which may properly be classified as current assets on a consolidated balance sheet of Holdings and its Subsidiaries in accordance with GAAP (assuming, for the purpose of this clause (A), that such Permitted Acquisition has been consummated) and (B) the total liabilities of Holdings and its Subsidiaries, as calculated as at the date of consummation of the applicable Permitted Acquisition, which may properly be classified as current liabilities on a consolidated balance sheet of Holdings and its Subsidiaries in accordance with GAAP (assuming, for the purpose of this clause (B), that such Permitted Acquisition has been consummated), shall, in the case of both immediately preceding clauses (A) and (B), be calculated as the difference between the Net Working Capital at the end of the applicable Fiscal Year from the date of consummation of the Permitted Acquisition.

7

Schedule II

to Excess Cash Flow Certificate

Decrease (increase) in Working Capital, for the purposes of the calculation of Excess Cash Flow, means the following:

	Beg. of Period	End of Period
Consolidated current assets:	$	$

Less (to the extent included in current assets):

Cash

Cash Equivalents

Deferred Tax Assets

Adjusted current assets	$	$

Consolidated current liabilities:	$	$

Less (to the extent included in current liabilities):

Revolving Loans

Current portion of Indebtedness and accrued interest thereon

Deferred Tax Liabilities

Current liabilities consisting of deferred revenue

Adjusted current liabilities	$	$

Working Capital (adjusted current assets minus adjusted current liabilities)	$	$

Decrease (Increase) in Working Capital (beginning of period minus end of period Working Capital)		$

8

Schedule III

to Excess Cash Flow Certificate

Calculation of Unfinanced Capital Expenditures

Expenditures capitalized during the Fiscal Year by Holdings and its Subsidiaries that, in conformity with GAAP, are or are required to be included as additions to property, plant or equipment or other long-term assets		$

Less, in each instance to the extent included above and without duplication:

(i)	expenditures made in connection with the replacement, substitution, restoration or repair of assets to the extent financed with (x) insurance proceeds paid on account of the loss of or damage to the assets being replaced, restored or repaired or (y) awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced

(ii)	the purchase price of equipment that is purchased substantially concurrently with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time,

(iii)	the purchase of plant, property or equipment to the extent financed with the proceeds of Dispositions that are not required to be applied to prepay Term Loans pursuant to Section 2.06(b)(ii) of the Credit Agreement

(iv)	expenditures that are accounted for as capital expenditures by Holdings, the Borrowers or any Subsidiary and that actually are paid for or reimbursed by a Person other than Holdings, the Borrowers or any Subsidiary

(v)	expenditures that are paid with proceeds of Equity Interests (including capital contributions) or the Available Amount

(vi)	the book value of any asset owned by the Borrowers or any Subsidiary prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such Person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period; provided that (x) any expenditure necessary in order to permit such asset to be reused shall be included as a Consolidated Capital Expenditure during the period in which such expenditure actually is made and (y) such book value shall have been included in Consolidated Capital Expenditures when such asset was originally acquired

9

(vii)	any capitalized interest expense reflected as additions to property, plant or equipment in the consolidated balance sheet of Holdings, the Borrowers and their Subsidiaries

(viii)	any non-cash compensation or other non-cash costs reflected as additions to property, plant or equipment in the consolidated balance sheet of Holdings, the Borrowers and their Subsidiaries

Equals:	Consolidated Capital Expenditures	$

Less:	Consolidated Capital Expenditures financed during the Fiscal Year under Capital Leases or other Indebtedness (excluding drawings under the Revolving Credit Facility)

Equals:	Unfinanced Capital Expenditures	$

10